UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2006

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

903 Calle Amanecer, Suite 100 San Clemente, California	92673
(Address of Principal Executive Office)	(Zip Code)

(949) 369-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 17, 2006, Sunstone Hotel Partnership, LLC (“Borrower”), a wholly-owned subsidiary of Sunstone Hotel Investors, Inc. (“Parent” or the “Company”), and certain indirect wholly-owned subsidiaries of the Company (the “Subsidiary Guarantors”), entered into a Revolving Credit Agreement (the “Credit Agreement”) with the banks, financial institutions and other institutional lenders listed on the signature pages to the Credit Agreement as the initial lenders (the “Initial Lenders”), Citibank, N.A., as the initial issuer of letters of credit under the Credit Agreement (the “Initial Issuing Bank”), the Swing Line Bank (as defined in the Credit Agreement), Citicorp North America, Inc. (“CNAI”), as administrative agent (the “Administrative Agent”) for the Lender Parties (as defined in the Credit Agreement), Wachovia Capital Markets, LLC, as syndication agent, Calyon New York Branch, as co-syndication agent, Keybank National Association, as documentation agent, and Citigroup Global Markets, Inc. and Wachovia Capital Markets, LLC, as joint lead managers and joint book running managers. Capitalized terms used herein and not otherwise defined have the meaning given to them in the Credit Agreement.

The Credit Agreement provides for a revolving credit facility of $200,000,000, which the Borrower may increase to up to $300,000,000, provided that no Default or Event of Default has occurred and is continuing. The Credit Agreement also provides for a $75,000,000 letter of credit subfacility and a $15,000,000 swingline subfacility. The Credit Agreement replaces the Borrower’s prior $150,000,000 Revolving Credit Agreement (the “Prior Credit Agreement”) dated as of October 26, 2004 by and among the Borrower, the Company, the guarantors identified therein, the Secured Parties (as defined therein) and CNAI, as administrative agent and collateral agent, as amended. Upon the closing of the Credit Agreement, Borrower borrowed approximately $36.0 million under the Credit Agreement to repay amounts outstanding under the Prior Credit Agreement and letters of credit previously outstanding under the Prior Credit Agreement were deemed to be outstanding under the Credit Agreement.

Amounts outstanding under the Credit Agreement bear interest at LIBOR plus the Applicable Margin for Eurodollar Rate Advances or the Citibank, N.A. prime lending rate plus the Applicable Margin for Base Rate Advances. The Applicable Margin ranges from 1.25% to 1.75% in the case of Eurodollar Rate Advances and 0.25% to 0.75% in the case of base Rate Advances, depending upon the ratio of the Borrower’s Total Debt to EBITDA. In addition, the Applicable Margin will increase by 2.0% upon the occurrence and during the continuance of an Event of Default. A quarterly fee of 0.125% (if 50% or more of availability under the Credit Agreement is utilized) or 0.20% (if less than 50% of the availability under the Credit Agreement is utilized) is assessed on the unused portion of the Credit Agreement.

The Credit Agreement is unsecured and advances are not subject to any borrowing base requirement. Parent is required to maintain a pool of specified unencumbered assets (the “Unencumbered Pool Assets”). Assets may be removed from or added to the Unencumbered Pool Assets, subject to the satisfaction of certain conditions. Parent and the Subsidiary Guarantors have guaranteed the obligations of the Borrower under the Credit Agreement.

The Credit Agreement contains customary financial covenants, including certain leverage ratios, coverage ratios and a minimum tangible net worth. The Credit Agreement also requires Parent to maintain a maximum ratio of Unsecured Debt to Total Unencumbered Pool Value of not more than 65%, a minimum Unencumbered Pool Debt Service Coverage Ratio of not less than 1.50:1.0, and a minimum Total Unencumbered Pool Value of at least $100,000,000.

In addition, the Credit Agreement contains covenants that limit the ability of the Borrower, Parent and their Subsidiaries to, among other things: (i) incur liens; (ii) change the nature of their business; (iii) merge, consolidate or make certain acquisitions; (iv) sell or dispose of assets; (v) make distributions; and (vi) make advances, loans or investments.

The Credit Agreement contains customary events of default, including, but not limited to, failure to pay when due the principal of any advance under the Credit Agreement; failure to pay interest or any other amounts due under the Credit Agreement within three business days after becoming due; failure to comply with certain agreements or covenants contained in the Credit Agreement, in certain cases for a period of 30 days after notice thereof from the Administrative Agent or any Lender Party; acceleration of more than $10.0 million of certain other indebtedness; and certain bankruptcy events.

The Credit Agreement will terminate on July 17, 2010, provided that the Borrower has the right to extend the Lenders’ commitments for an additional one-year period, if, among other things, no Default or Event of Default has occurred and is continuing or would result from such extension. The Borrower will pay the extending Lenders a facility extension fee of 0.25% based on their respective commitments. The Borrower may, upon at least three business days’ notice, terminate in whole or in part any unused portion of the Credit Agreement.

The terms of the Credit Agreement were established in an arm’s-length negotiation in which Citibank, N.A. acted as agent for the various lenders. There are no material relationships between Citibank, N.A. and the other lenders under the Credit Agreement and the Company, the Borrower or the Subsidiary Guarantors, other than that Citibank, N.A. and the Administrative Agent, which is an affiliate of Citibank, N.A., served as a lender and administrative agent and collateral agent, respectively, and certain of the lenders under the Credit Agreement were lenders, under the Prior Credit Agreement. The Administrative Agent will receive customary fees in connection with its services as agent under the Credit Agreement. In addition, from time to time, affiliates of Citibank, N.A. and certain of the other lenders and/or their affiliates have provided investment banking, general financial and/or advisory services to the Parent and its affiliates in the past and may do so in the future. Such parties receive, and expect to receive, customary fees and commissions for these services.

The above description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 8.01.	Other Events.

On July 18, 2006, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Revolving Credit Agreement dated as of July 17, 2006 among Sunstone Hotel Partnership, LLC, Sunstone Hotel Investors, Inc., the Subsidiary Guarantors named therein, the Initial Lenders, the Initial Issuing Bank, the Swing Line Bank, Citicorp North America, Inc., as Administrative Agent, Wachovia Capital Markets, LLC, as syndication agent, Calyon New York Branch, as co-syndication agent, Keybank National Association, as documentation agent, and Citigroup Global Markets, Inc. and Wachovia Capital Markets, LLC, as joint lead managers and joint book running managers.

Exhibit 99.2	Press release dated July 18, 2006, issued by Sunstone Hotel Investors, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: July 18, 2006	By:	/s/ JON D. KLINE
Jon D. Kline
Executive Vice President and Chief Financial Officer